Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated February 18, 2026, relating to the Combined Financial Statements of Siyata PTT Business of Core AI Holdings Inc., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Barzily and Co.

Barzily and Co.
Certified Public Accountants (Isr)

Jerusalem, Israel
February 18, 2026